UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 24, 2011

Date of Report (Date of earliest event reported)

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive

San Jose, California 95110

(Address of principal executive offices)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 26, 2011, Magma Design Automation, Inc. (“Magma”) issued a press release reporting its financial results for its fiscal year and fourth quarter ended May 1, 2011. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on its Current Report on Form 8-K dated January 30, 2009, Magma instituted salary reductions of the annual base salaries of each of its then executive officers, Rajeev Madhavan, Roy E. Jewell, Peter S. Teshima, Bruce Eastman, and David H. Stanley, by twenty percent (20%). On May 24, 2011, the Compensation and Nominating Committee of the Board of Directors of Magma approved reinstating the base salary levels for Magma’s current executive officers, Rajeev Madhavan, Roy E. Jewell and Peter S. Teshima, effective May 2, 2011, to their respective base salary levels in effect prior to the January 2009 reductions. Their new base salary levels, after giving effect to the reinstatement, are:

Executive Officer	Annual Base Salary ($)
Rajeev Madhavan (Chairman and Chief Executive Officer)	510,000
Roy E. Jewell (President and Chief Operating Officer)	510,000
Peter S. Teshima (Corporate Vice President, Finance and Chief Financial Officer)	320,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of May 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ Peter S. Teshima
Peter S. Teshima
Corporate Vice President, Finance and Chief Financial Officer